As filed with the Securities and Exchange Commission on June 16, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUESS?, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3679695
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1444 South Alameda Street

Los Angeles, California 90021
(Address, Including Zip Code, of Principal Executive Offices)

Guess?, Inc.

2006 Non-Employee Directors’ Stock Grant and Stock Option Plan

(f/k/a Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan)

(Full Title of the Plan)

Deborah S. Siegel
General Counsel and Secretary
Guess?, Inc.

1444 South Alameda Street

Los Angeles, California 90021
(213) 765-3100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

___________________

CALCULATION  OF REGISTRATION  FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	500,000(1) shares	$39.89(2)	$19,945,000(2)	$2,135.00(2)

(1)             This Registration Statement covers, in addition to the number of shares of Guess?, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (f/k/a the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan) (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)             Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 13, 2006.

The Exhibit Index for this Registration Statement is at page 8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                          Incorporation of Certain Documents by Reference

The following documents, which have been filed by Guess?, Inc. (the “Company” or the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File Number 1-11893), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)            The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005, filed with the Commission on March 13, 2006;

(b)           The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 1, 2006, filed with the Commission on May 11, 2006;

(c)            The Company’s Current Reports on Form 8-K, filed with the Commission on February 13, 2006, February 15, 2006, March 1, 2006, May 11, 2006 and June 15, 2006; and

(b)           The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A/A filed with the Commission on July 31, 1996, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.                          Description of Securities

Not applicable.

Item 5.                          Interests of Named Experts and Counsel

Not applicable.

Item 6.                          Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the States of Delaware (the “General Corporation Law”), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense or any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director’s duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company’s Certificate of Incorporation contains such a provision.

The Company’s Bylaws provide that the Company shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the laws of the State of Delaware.

The Company has a directors and officers’ liability insurance policy with coverage for, among other things, liability for violations of federal and state securities laws.

The Company has entered into indemnity agreements with its directors and officers for indemnification of and advancement of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.

Item 7.                          Exemption from Registration Claimed

Not applicable.

Item 8.                        Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

Item                                       9.        Undertakings

(a)            The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 16, 2006.

GUESS?, INC.
a Delaware corporation

By:	/s/ CARLOS ALBERINI
Carlos Alberini
President, Chief Operating Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Guess?, Inc., hereby severally constitute and appoint Carlos Alberini and Deborah Siegel as attorneys-in-fact, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments, exhibits thereto and other documents in connection therewith), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAURICE MARCIANO	Co-Chairman of the Board Co-Chief Executive Officer (Principal Executive Officer)	June 16, 2006
Maurice Marciano

/s/ PAUL MARCIANO
Paul Marciano	Co-Chairman of the Board Co-Chief Executive Officer	June 16, 2006

/s/ CARLOS ALBERINI	President, Chief Operating Officer and Director	June 16, 2006
Carlos Alberini

/s/ ANTHONY CHIDONI
Anthony Chidoni	Director	June 16, 2006

/s/ ALICE KANE
Alice Kane	Director	June 16, 2006

/s/ KAREN NEUBURGER
Karen Neuburger	Director	June 16, 2006

/s/ ALEX YEMENIDJIAN
Alex Yemenidjian	Director	June 16, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 14, 2006 (Commission File No. 1-11893) and incorporated herein by this reference).

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of Independent Registered Public Accounting Firm (consent of KPMG LLP).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).